Exhibit 99.2

SCBT Financial Corporation 2nd Quarter 2013 Earnings Conference Call July 26, 2013

 Cautionary Statement Regarding Forward Looking Statements Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between the Company and First Financial Holdings, Inc. (“First Financial”); (2) the outcome of any legal proceedings that may be instituted against the Company or First Financial; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”), The Savannah Bancorp, Inc. (“Savannah”), and First Financial, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Savannah and First Financial, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company Common Stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company Common Stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Non-GAAP Measures Statements included in this presentation include non-GAAP measures and should be read along with the accompanying tables to the earnings release which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide additional useful information. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. Forward Looking Statements and Non-GAAP Measures

2nd Quarter Highlights Soundness Asset Quality Improvement NPAs down $7.7 Million Classified Assets down $17.3 Million ALLL represents 1.45% of total non-acquired loans Net Charge-Off rate reduced to an annualized 40 basis points Profitability Net Income of $12.5 Million or $0.74 per diluted share Operating Income of $13.1 Million or $0.77 per diluted share Net Interest Margin increased to 5.01% Dividend increase to $0.19 per share Growth Non-Acquired Loan Growth of $61.3 Million (annualized 9.4%) $26.2 Million increase in Core Deposits Number of transaction accounts increased by 5,000 year to date

Operating EPS-Diluted 2Q12 $0.633Q12 $0.634Q12 $0.721Q13 $0.712Q13 $0.77 $0.10 $0.10 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80

Non-Acquired Loan Growth In Millions 2Q12 $43.937 3Q12 $36.1 4Q12 $53.7 1Q13 $33.3 2Q13 $61.3 $10 $20 $30 $40 $50 $60 $70

Margin Analysis Second Quarter Ended Linked Quarter June 30, March 31, June 30, Quarter 2013 - 2012 YIELD ANALYSIS 2013 2013 2012 % Change % Change Interest-Earning Assets: Average balance $ 4,496,345 $ 4,489,186 $ 3,703,553 0.16% 21.4% Interest earned $ 57,630 $ 56,169 $ 45,470 2.60% 26.7% Average yield 5.13% 5.07% 4.94% Interest-Bearing Liabilities: Average balance $ 3,502,396 $ 3,610,924 $ 3,070,766 -3.01% 14.1% Interest paid $ 2,246 $ 2,368 $ 2,936 -5.15% -23.5% Average rate 0.26% 0.27% 0.38% Net interest income (NON-TAX EQUIV.) $ 55,284 $ 53,801 $ 42,534 2.76% 30.0% Net interest margin (NON-TAX EQUIV.) 4.93% 4.86% 4.62% Net interest margin (TAX EQUIVALENT) 5.01% 4.94% 4.69%

Operating Efficiency Ratio - QTD 2Q 2012 68.3% 60.8% 3Q 2012 66.9% 59.0% 4Q2012 81.0% 62.8% 1Q2013 72.4% 64.5% 2Q 2013 69.5% 63.8%

 TBV accretive ~ 3 to 3.5 years Double digit EPS accretive (excluding one-time merger costs) for the first full year Assumes preferred equity remains outstanding through 2014 Closes on July 26th, 2013 Cost savings ~ 30% by end of 2014 No revenue synergies assumed One-time merger related expenses ~ $24 to 30 million (after-tax) System Conversion by the end of July 2014 Merger Financial Impact

Merger With FFCH SCBT (81 branches) FFCH (65 branches) Pro Forma Branches: 146 FTE’s 2,275 Assets: $8.2 Billion Loans: $5.9 Billion Deposits: $6.7 Billion Core Deposits $4.9 Billion Financial data combined as of 6/30/2013. Does not include impact of purchase accounting adjustments GEORGIA Charlotte Wilmington Myrtle Beach Hilton Head Island Savannah Atlanta Florence Columbia Athens Gainesville Georgetown Charleston NORTH CAROLINA SOUTH CAROLINA Greenville